Exhibit 99.1

Contacts:	For Media:	John Calagna
MetLife
(212) 578-6252

	For Investors:	John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES NEW $1.5 BILLION SHARE REPURCHASE AUTHORIZATION

NEW YORK, May 22, 2018—MetLife, Inc. (NYSE: MET) today announced that its board of directors has approved a new $1.5 billion authorization for the company to repurchase its common stock. In 2017, MetLife announced a $2 billion repurchase authorization and the company has bought back approximately $1.63 billion of its common stock under that board authorization. Approximately $370 million remains under the 2017 authorization.

Commenting on the announcement, MetLife Chairman, President and CEO Steven A. Kandarian said:

“Excess capital belongs to our shareholders, and in 2017 we returned $4.6 billion to shareholders, a MetLife record, in the form of stock buybacks and dividends. We recently increased our quarterly common stock dividend by 5 percent, and we are pleased to announce this new $1.5 billion share repurchase authorization. We are on track to return approximately $5 billion of capital to our shareholders in 2018.”

MetLife intends to divest its shares of Brighthouse Financial, Inc. common stock as soon as practicable and is considering a variety of transactions to do so. The company expects to complete the divestiture prior to the end of 2018 and does not expect the structure of any such transaction to affect its plans to repurchase shares of MetLife, Inc. common stock in 2018.

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About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will be,” “will not,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.